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                                                                    Exhibit 2.13
                                                                    ------------

                            Cross-License Agreement

     This License Agreement is effective as of the 28/th/ day of August 2000 (the "Effective Date") by and between RIVERSTONE NETWORKS, INC., a Delaware Corporation ("Riverstone") and APRISMA MANAGEMENT TECHNOLOGIES, INC., a Delaware corporation ("Aprisma"). Licensor and Licensee may also be referred to below as the "Parties," and, individually, as a "Party".

     WHEREAS, the Parties are among the parties to the Transformation Agreement; and

     WHEREAS, in Section 4.1.3 of the Transformation Agreement, the Parties agreed to enter into a License Agreement in which they would each grant one another certain licenses provided the other complied with the terms and conditions of those licenses;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


1.   DEFINITIONS
     -----------

     For the purposes of this Agreement, capitalized words or phrases will have the meanings ascribed to them below.

     1.1 "Affiliate" means any company, corporation, business, or other entity that is both (i) a direct or indirect subsidiary of a Party and (ii) controlled by that Party. For purposes of this definition, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock (or the equivalent) of an entity.

     1.2 "Ancillary Agreements" has the meaning given it in the Transformation Agreement.

     1.3 "Aprisma Business as of the Effective Date" means the "Company Business" as that term is defined in the Aprisma Contribution Agreement and as that Company Business exists as of the Effective Date.

     1.4 "Aprisma Contribution Agreement" means the Asset Contribution Agreement effective June 3, 2000, by and between Cabletron Systems, Inc. and Aprisma Management Technologies, Inc.

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     1.5  "Aprisma Know-How" means that technology, inventions, or technical information, whether patentable or not, (a) that was discovered, invented or developed before the Effective Date, (b) that is useful in connection with the conduct of the Riverstone Business as of the Effective Date, and (c) which constitutes and will continue to constitute Confidential Information of Aprisma.

     1.6 "Aprisma Patents" means (i) those patents and patent applications that are included within the term "Contributed Registered Intellectual Property", as defined in the Aprisma Contribution Agreement; (ii) those patent applications filed by Aprisma or its Affiliates within the two (2) years of the Effective Date and any patents that issue as a result of any such patent applications; (iii) any foreign or domestic counterparts to any patent or patent application within (i) or (ii); and any and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part thereof of any patent or patent application within (i), (ii), or (iii).

     1.7 "Aprisma Products" means the "Products" as that term is defined in the Aprisma Contribution Agreement.

     1.8 "Business as of the Effective Date" means, depending on the context either the Aprisma Business as of the Effective Date or the Riverstone Business as of the Effective Date.

     1.9 "Confidential Information" means any and all information of or about Party, including all information relating to any technology, product, process or intellectual property of a Party (including, but not limited to, owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials and specifications) as well as any business plan, financial information or other confidential commercial information of or about a Party.

     1.10 "Riverstone Business as of the Effective Date" means the "Company Business" as that term is defined in the Riverstone Contribution Agreement and as that Company Business exists as of the Effective Date.

     1.11 "Riverstone Contribution Agreement" means the Asset Contribution Agreement effective June 3, 2000, by and between Cabletron Systems, Inc. and Riverstone Networks, Inc.

     1.12 "Riverstone Know-How" means that technology, inventions, or technical information, whether patentable or not, (a) that was discovered, invented or developed before the Effective Date, (b) that is useful in connection with the conduct of the Aprisma Business as of the Effective Date, and (c) which

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           constitutes and will continue to constitute Confidential Information of Riverstone.

     1.13 "Riverstone Patents" means (i) those patents and patent applications that are included within the term "Contributed Registered Intellectual Property", as defined in the Riverstone Contribution Agreement; (ii) those patent applications filed by Riverstone or its Affiliates within the two (2) years of the Effective Date and any patents that issue as a result of any such patent applications; (iii) any foreign or domestic counterparts to any patent or patent application within (i) or (ii); and any and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part of any patent or patent application within (i), (ii), or
           (iii).

     1.14 "Riverstone Products" means the "Products" as that term is defined in the Riverstone Contribution Agreement.

     1.15 "Know-How" means, depending on the context, either Aprisma Know-How or Riverstone Know-How.

     1.16 "Patents" means, depending on the context, either Aprisma Patents or Riverstone Patents.

     1.17 "Products" means, depending on the context, either Aprisma Products or Riverstone Products.

     1.18  "Territory" means all territories.

     1.19 "Transformation Agreement" means the Transformation Agreement entered into as of June 3, 2000, by and among Cabletron Systems, Inc.; Aprisma Management Technologies, Inc.; Riverstone Networks, Inc.; GlobalNetwork Technology Services, Inc.; and Riverstone Networks, Inc.

2.  GRANTS OF LICENSES
    ------------------

     2.1   License Grant to Aprisma.   Subject to the terms and conditions of
           ------------------------
           this Agreement, Riverstone grants Aprisma and its Affiliates, as they may exist from time to time, a limited, royalty-free, fully-paid, non-exclusive, non-transferable, perpetual license under the Riverstone Patents and the Riverstone Know-How in the Territory only:

           2.1.1 to use the Riverstone Patents and the Riverstone Know-How in the conduct of the Aprisma Business as of the Effective Date, and

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          2.1.2   to design, develop, make, have made, use, market, distribute
                  (directly and indirectly), license, sell, maintain and support Aprisma Products, and products that are extensions to, modifications of, improvements on, or successor products that fulfill a similar or enhanced function to those Products, provided, however, that no license is given for any use that is competitive with the Riverstone Business as of the Effective Date or that would allow Aprisma to design, develop, make, have made, use, market, distribute (directly and indirectly), license, or sell any products that are directly or indirectly competitive with any Riverstone Products.

    2.2   License Grant to Riverstone. Subject to the terms and conditions of
          ---------------------------
          this Agreement, Aprisma grants Riverstone and its Affiliates, as they may exist from time to time, a limited, royalty-free, fully-paid, non-exclusive, non-transferable, perpetual license under the Aprisma Patents and the Aprisma Know-How in the Territory only:

          2.2.1 to use the Aprisma Patents and the Aprisma Know-How in the conduct of the Riverstone Business as of the Effective Date, and

          2.2.2 to design, develop, make, have made, use, market, distribute (directly and indirectly), license, sell, maintain, and support Riverstone Products, and products that are extensions to, modifications of, improvements on, or successor products that fulfill a similar or enhanced function to those Products, provided, however, that no license is given for any use that is competitive with the Aprisma Business as of the Effective Date or that would allow Riverstone to design, develop, make, have made, use, market, distribute (directly and indirectly), license, sell any products that are directly or indirectly competitive with any Aprisma Products.

    2.3   Affiliates.  For any entity that becomes an Affiliate of Party after
          ----------
          the Effective Date, the licenses to that Affiliate will only become effective as of the date that entity becomes an Affiliate of that Party. Any rights granted to an entity that is an Affiliate of a Party under this Agreement shall terminate, without any action on the other Party's part, upon that entity's ceasing to be an Affiliate of such Party.

    2.4   Sublicenses. A Party may not grant any sublicenses or licenses under
          -----------
          the licenses granted to it under this Agreement.

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     2.5   Reservation of Rights.  All rights, title and interest in and to one
           ---------------------
           Party's Patents and Know-How not specifically granted by this Agreement are reserved to that Party for that Party's own use and benefit.

3    MARKING
     -------

     3.1  Marking Requirement. A Party shall mark all its Products, or their
          -------------------
          respective containers, labels, or documentation, with the numbers of each of the other Party's Patents licensed under this Agreement that has one or more claims that cover such Products.

4    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     4.1  Aprisma's Representations. Aprisma hereby represents and warrants to
          -------------------------
          the Riverstone that (a) Aprisma is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, and (b) Aprisma has full corporate power and authority to execute, deliver and perform this Agreement.

     4.2  Riverstone's Representations. Riverstone hereby represents and
          ----------------------------
          warrants to the Aprisma that (a) Riverstone is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, and (b) Riverstone has full corporate power and authority to execute, deliver and perform this Agreement.

     4.3  Aprisma's Disclaimer of All Other Warranties. EXCEPT AS EXPRESSLY
          --------------------------------------------
          STATED IN SECTION 4.1, APRISMA IS PROVIDING THE LICENSES AND RIGHTS IT HAS GRANTED IN THIS AGREEMENT AS IS AND AS AVAILABLE. APRISMA MAKES NO, AND EXPRESSLY DISCLAIMS, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4.4  Enteresys's Disclaimer of All Other Warranties. EXCEPT AS EXPRESSLY
          ----------------------------------------------
          STATED IN SECTION 4.2, RIVERSTONE IS PROVIDING THE LICENSES AND RIGHTS IT HAS GRANTED IN THIS AGREEMENT AS IS AND AS AVAILABLE. RIVERSTONE MAKES NO, AND EXPRESSLY DISCLAIMS, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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5    EXCLUSION OF DAMAGES AND INDEMNIFICATION
     ----------------------------------------

     5.1  Exclusion of Damages.  EXCEPT FOR A BREACH OF ANY PROVISION OF
          --------------------
          SECTIONS 2, 3, 8.4 AND 8.5 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOSS OF TIME, MONEY, PROFITS, DATA, OR GOODWILL, RESULTING FROM OR THROUGH THE EXERCISE OR ATTEMPTED EXERCISE OF ANY RIGHTS GRANTED IN THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

     5.2  Indemnification. The provisions of Section 6 of the Transformation
          ---------------
          Agreement shall apply to indemnity claim for or obligation of indemnity between the Parties under this Agreement.

6    INFRINGEMENT BY OTHERS; PROTECTION OF PATENTS
     ---------------------------------------------

     6.1  Notice of Infringement. Each Party shall promptly inform the other
          ----------------------
          Party of any suspected infringement by a third party of any of such other Party's Patents or Know-How licensed under this Agreement.

     6.2  Right to Request Permission to Assert Patent Rights.  During the
          ---------------------------------------------------
          term of this Agreement, if a Party is named as a defendant in any action claiming that any of its Products or the operation of its Business as of the Effective Date infringes a patent owned by a third party, that Party may request permission from the other Party to assert against that third party a claim of infringement of one or more of the such other Party's Patents licensed under this Agreement. Any such request shall identify the third party and also include that information necessary for such other Party to consider whether a basis for such a claim exists; the likelihood of success of such a claim; and the risks associated with asserting such a claim.

     6.3  Assertion of Patent Rights. The Party owning a Patent in its sole
          --------------------------
          discretion may grant or not grant permission to the other Party to assert a claim of infringement of one or more of its Patents against a third party. If such permission is granted, the Parties may proceed as follows:

          6.3.1 The Party owning a Patent may institute suit jointly with the other Party, the suit being brought in both their names, the out-of-pocket costs thereof being borne equally, and any recovery or settlement being shared equally. The Parties shall agree to the manner in which they shall exercise control over such action, with the Party owning the Patent having ultimate decision authority as to all matters as to which the Parties cannot agree. The Party not owning the Patent may, if it so

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                  desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by such Party;

          6.3.2 The Party owning a Patent may institute suit on its own. Such Party shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement. The other Party shall have no right or interest in such action or any recovery or settlement achieved through it; or

          6.3.3 The Party owning a Patent may allow the other Party to institute the suit, naming the Party owning the Patent as a party. Such other Party shall bear the entire cost of such litigation, including expenses incurred by the Party owning the Patent. Such other Party may not settle or otherwise compromise such claims absent the express written permission of the Party owning the Patent. Any recovery in excess of litigation costs will be shared equally by the Parties. The Parties agree to negotiate in good faith an appropriate compensation to the Party owning the Patent for any non-cash settlement or non-cash cross-license .

     6.4  Abandonment of Actions.  Should either Party commence a suit under the
          ----------------------
          provisions of Section 6.3 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between Parties.

7    TERMINATION
     -----------

     7.1  Term.  Unless otherwise terminated in accordance with the terms of
          ----
          this Agreement or by mutual consent, the term of this Agreement is perpetual.

     7.2  Termination By Mutual Consent.  The Parties may terminate this
          -----------------------------
          Agreement by mutual consent, in writing.

     7.3  Effect of Termination.  Upon a termination of this Agreement, any
          ---------------------
          Confidential Information of one Party in the possession of the other Party and its Affiliates shall be returned and all licenses granted hereunder shall terminate.

     7.4  Survival. Sections  4, 5, and 8 shall survive any termination of this
          --------
          Agreement.

8    MISCELLANEOUS
     -------------

     8.1  Entire Agreement.  This Agreement, the Transformation Agreement and
          ----------------
          the other Ancillary Agreements, including the Schedules and Exhibits hereto and

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          thereto, and the other documents delivered hereunder and thereunder constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter.

     8.2  Amendment or Modification.  Except as otherwise provided in the
          -------------------------
          Transformation Agreement, the Parties may not amend or modify this Agreement except by a written instrument executed by the Parties.

     8.3  Severability.  In the event that any provision hereof would, under
          ------------
          applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     8.4  Confidential Information. Each Party shall maintain the Confidential
          ------------------------
          Information of the other Party in confidence to the same extent that such Party maintains and protects its own confidential information, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement or with the express written consent of the Party that provided the Confidential Information. Each Party also hereby agrees to take reasonable steps to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, sub-contractors or agents. The provisions of this paragraph shall not apply to any Confidential Information of a Party which is required to be disclosed by the other Party to comply with any applicable laws or regulations, but only to the extent required by such law or regulation and further provided that the Party, before making any disclosure pursuant to the provisions of this sentence, shall provide prior written notice of such disclosure to the other Party sufficiently in advance of such disclosure to allow such Party to respond and to take reasonable and lawful action to avoid and/or minimize the degree of such disclosure.

     8.5  Successors and Assigns. Neither Party may transfer or assign this
          ----------------------
          Agreement without the express written consent of the other Party, provided, however, that a Party may transfer or assign this Agreement in connection with the sale of all or substantially all its business to a successor to that business. Any attempt to assign this Agreement in violation of this Section shall be null and void. All the

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          terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a Party hereto for all purposes hereof).

     8.6  Notices.  Any notices or other communications required or permitted
          -------
          hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

          If to Aprisma,
                to it at:          Aprisma Management Technologies, Inc.
                                   121 Technology Drive
                                   Durham, NH  03824
                                   Attention:  President
                                   Telecopier No.:  (603) 337-7784

          with a copy to:          Ropes & Gray
                                   One International Place
                                   Boston, MA  02110
                                   Attention:  David  A. Fine
                                   Telecopier No.: (617) 951-7050

          If to Riverstone,
                  to it at:        Riverstone Networks, Inc.
                                   5200 Great American Parkway
                                   Santa Clara, CA
                                   Attention:  President
                                   Telecopier No.:  (408) 878-6501

          with a copy to:          Ropes & Gray
                                   One International Place
                                   Boston, MA  02110
                                   Attention:  David  A. Fine
                                   Telecopier No.: (617) 951-7050

          Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two Business Days after being sent by Federal Express, if sent by Federal Express, (c) one Business Day after being delivered, if delivered by telecopier and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto.

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    8.7   Interpretation.  Section and subsection headings are not to be
          --------------
          considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. No rule of strict construction shall apply to or be used against any Party hereto.

    8.8   Third Party Beneficiaries.  Nothing in this Agreement is intended or
          -------------------------
          shall be construed to entitle any person or entity other than the Parties and their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

    8.9   Counterparts.  This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

    8.10  Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

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    IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

                                   APRISMA MANAGEMENT
                                     TECHNOLOGIES, INC.



                                   By: /s/ Michael Skubisz
                                       --------------------------
                                       Title: President


                                   RIVERSTONE NETWORKS, INC


                                   By: /s/ Romulus Pereira
                                       --------------------------
                                       Title: President

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